Exhibit 4.01
[INTUIT LOGO]

NUMBER	SHARES
INTU
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT	CUSIP 461202 10 3

SEE REVERSE FOR CERTAIN DEFINITIONS AND LEGENDS
Is the owner of
FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK,
PAR VALUE $0.01 PER SHARE, OF
INTUIT INC.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

/s/ BRAD D. SMITH	[INTUIT INC. SEAL]	/s/ JEROME E. NATOLI
PRESIDENT AND CHIEF EXECUTIVE OFFICER	INCORPORATED	VICE PRESIDENT, FINANCE AND TREASURER
FEBRUARY 1, 1993 DELAWARE

     The Corporation is authorized to issue Common Stock and Preferred Stock. The Board of Directors of the Corporation has authority to determine the authorized number of shares of each series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.
     A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge from the Secretary of the Corporation at the principal office of the Corporation.
          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM-as tenants in common
TEN ENT-as tenants by the entireties
JT TEN-as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian

	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)
     Additional abbreviations may also be used though not in the above list.
For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                            Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                             Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated_____________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS,
SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15